Moody National REIT I, Inc. 8-K

Exhibit 99.1

(Houston, TX Sept. 25, 2014) -- Moody National REIT I, Inc. (the “REIT”), announced today it is under contract to purchase the Hilton Garden Inn Austin NW/Arboretum for $29,250,000, excluding acquisition costs and subject to adjustments and prorations as contemplated by the purchase agreement.

Well-positioned to meet room night demand from nearby corporate offices, including Apple, IBM, Motorola, 3M, Cisco, etc., the hotel is located north of the city center just off Highway 183, in close proximity to the Arboretum at Great Hills, the University of Texas, Sixth Street, and Lake Travis. The location provides convenient access to three major highways – Hwy 183, Loop 1, and Loop 360.

“This asset fits perfectly within our existing portfolio being a premium brand in a market that’s slated to outperform the majority of other major metropolitan areas,” said Brett Moody, Chariman of the Board and CEO of Moody National Companies. “This particular asset located in a great sub-market, the Arboretum/The Domain Shopping Mall, establishes the environment for this asset to outperform Austin as a whole.”

The 138-room Hilton Garden Inn hotel opened in 2002. Located on 3.427 acres, hotel amenities include an indoor swimming pool, HDTV and in-room hospitality centers with refrigerators, and approximately 1,400 square feet of flexible meeting space.

If acquired, the Hilton Garden Inn would represent the second Hilton acquisition by Moody REIT I within the Austin market over the past year. The REIT purchased the Hampton Inn South Austin Airport in the fourth quarter of 2013.

The Austin market includes several features which the REIT targets – a major university, a skilled employment base, high population growth, a seat of state government. In addition to serving as hub of technology and education, Austin is also famous for its natural beauty, live music, and cultural creativity. Therefore, the hotel is positioned to capitalize on demand from both business and leisure travelers.

Upon acquisition, Moody National REIT I, Inc. intends to perform a Property Improvement Plan to bring the hotel in compliance with the latest Hilton Garden Inn brand standards.

The acquisition of the Hilton Garden Inn is subject to substantial conditions to closing, including (1) the sale of a sufficient number of shares of the REIT’s common stock to fund a portion of the purchase price for the Hilton Garden Inn; (2) the REIT’s ability to obtain financing for the acquisition of the Hilton Garden Inn; and (3) the absence of a material adverse change to the Hilton Garden Inn prior to the date of the acquisition. There is no assurance that the REIT will close the acquisition of the Hilton Garden Inn on the terms described above or at all.

Moody National REIT I, Inc. is a real estate investment trust that acquires premier select-service hotels in major markets across the United States. The REIT is sponsored by Moody REIT Sponsor, LLC, an affiliate of the Moody National Companies, which is a full-service commercial real estate company inclusive of mortgage, development, realty and title divisions. Founded in 1996, Moody National Companies has managed over $2B in commercial real estate.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Moody National REIT I, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.